As filed with the Securities and Exchange Commission on July 26, 2012
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORANDA ALUMINUM HOLDING CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	20-8908550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
801 Crescent Center Drive, Suite 600, Franklin, Tennessee	37067
(Address of Principal Executive Offices)	Zip Code

Noranda Aluminum Holding Corporation 2012 Employee Stock Purchase Plan
(Full title of the plan)

Robert B. Mahoney
Chief Financial Officer
Noranda Aluminum Holding Corporation
801 Crescent Center Drive, Suite 600
Franklin, Tennessee 37067
615 771-5700
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 per value (1)	500,000 shares (2)	$6.29	$3,145,000	$360.42

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Common Stock of the Registrant reported on the New York Stock Exchange on July 24, 2012.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

PART II    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by Noranda Aluminum Holding Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference:
(a)    Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012; and

(c)
Current Reports on Form 8-K filed on February 15, 2012 (with respect to information responsive to Item 8.01 and Exhibit 99.3 only), February 21, 2012, March 1, 2012 (two filings), March 8, 2012, March 19, 2012, April 10, 2012, April 25, 2012 (with respect to information responsive to Item 8.01 and Exhibit 99.3 only), May 15, 2012, July 24, 2012 and July 25, 2012 (with respect to information responsive to Item 8.01 and Exhibit 99.3 only).

(d)
The description of the Registrant's common stock set forth in its registration statement on Form 8-A, filed on May 11, 2010, including any amendment or report filed for the purpose of updating such information.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of this registration statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this registration statement after the most recent effective date may modify or replace existing statements contained in this registration statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this registration statement.

Experts
The consolidated financial statements of Noranda Aluminum Holding Corporation appearing in Noranda Aluminum Holding Corporation's Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of Noranda Aluminum Holding Corporation's internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.

Not applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth in the preceding paragraph, against expenses (including attorney's fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, the person shall be indemnified against any expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith; and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article X of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. Article VIII of the Registrant's Amended and Restated Certificate of Incorporation also provides that, in any action initiated by a person seeking indemnification, the Registrant shall bear the burden of proof that the person has not met the standard of conduct which makes it permissible for the Registrant to provide such indemnification.
Section 102(b)(7) of the DGCL provides that a Delaware corporation may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Registrant's Amended and Restated Certificate of Incorporation includes such a provision.
Section 145(g) of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the corporation or, if serving in such capacity at the request of the corporation, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation has the power to indemnify such person against such liability under Section 145. Article X of the Registrant's Amended and Restated Certificate of Incorporation permits the Registrant to maintain insurance, at its expense, to protect it or any of its directors, officers, employees or agents or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant currently has such an insurance policy covering its directors and officers to insure against certain losses incurred by them.
The foregoing statements are subject to the detailed provisions of Sections 102(b)(7) and 145 of the DGCL, and the full text of the Registrant's Amended and Restated Certificate of Incorporation.
Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Noranda Aluminum Holding Corporation - incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-166947), filed with the Securities and Exchange commission on May 19, 2010.

4.2
Amended and Restated By-Laws of Noranda Aluminum Holding Corporation - incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-166947), filed with the Securities and Exchange commission on May 19, 2010.

23.1	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included on signature page).
*99.1	Noranda Aluminum Holding Corporation 2012 Employee Stock Purchase Plan.
_______________
* Filed herewith.
Pursuant to the instructions to Part II, Item 8 of Form S-8, no opinion of counsel as to the legality of common shares is provided because the common stock to be issued under the Plan will not be original issue shares.
Item 9. Undertakings.
The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that Paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee on the 25th day of July 2012.
NORANDA ALUMINUM HOLDING CORPORATION

By:    /s/ Layle K. Smith
Layle K. Smith
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Layle K. Smith, Robert B. Mahoney and Gail E. Lehman the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ William H. Brooks	Director	July 25, 2012
William H Brooks
/s/ Richard B. Evans	Director	July 25, 2012
Richard B. Evans
/s/ Robert Kasdin	Director	July 25, 2012
Robert Kasdin
/s/ Matthew R. Michelini	Director	July 25, 2012
Matthew R. Micheline
/s/ Thomas R. Miklich	Director	July 25, 2012
Thomas R. Miklich
/s/ Matthew H. Nord	Director	July 25, 2012
Matthew H. Nord
/s/ Eric L. Press	Director	July 25, 2012
Eric L. Press
/s/ M. Ali Rashid	Director	July 25, 2012
M. Ali Rashid
/s/ Carl J. Rickertsen	Director	July 25, 2012
Carl J. Rickertsen
/s/ Alan H. Schumacher	Director	July 25, 2012
Alan H. Schumacher
/s/ Layle K. Smith	Chief Executive Officer and Director	July 25, 2012
Layle K. Smith
/s/ Gareth Turner	Director	July 25, 2012
Gareth Turner
/s/ Robert B. Mahoney	Chief Financial Officer (principal financial and accounting officer)	July 25, 2012
Robert B. Mahoney

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Noranda Aluminum Holding Corporation - incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-166947), filed with the Securities and Exchange commission on May 19, 2010.

4.2
Amended and Restated By-Laws of Noranda Aluminum Holding Corporation - incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-166947), filed with the Securities and Exchange commission on May 19, 2010.

23.1	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included on signature page).
*99.1	Noranda Aluminum Holding Corporation 2012 Employee Stock Purchase Plan.
_______________
* Filed herewith.